UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2026
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PAGERDUTY, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38856	27-2793871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Townsend St., Suite 200 San Francisco, California		94103
(Address of Principal Executive Offices)		(Zip Code)

(844) 800-3889
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.000005 par value per share	PD	New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition

On August 27, 2026, PagerDuty, Inc. (the "Company") reported financial results for the quarter ended July 31, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.

The press release is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by PagerDuty, Inc., whether made before or after today’s date, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities

On August 26, 2026, the Company announced that it is advancing global scaling initiatives as part of its ongoing actions to improve operational efficiency and better align resources with the Company’s strategic priorities. The changes include reallocating certain roles and realigning teams to continue to improve operational resiliency and agility. The immediate impact is a reduction in the Company's current headcount of approximately 15%.

The Company estimates that it will incur non-recurring charges in a range of $5.5 million to $7.5 million in connection with the headcount reductions, primarily consisting of severance payments, notice pay (where applicable), employee benefits payments and related costs. The Company expects that the majority of the restructuring charges will be incurred in the third quarter of fiscal 2027 and that the implementation of the headcount reductions, including cash payments, will be substantially complete by the end of the fourth quarter of fiscal 2027.

Potential position eliminations are subject to legal requirements that vary by jurisdiction, which may extend this process beyond the fourth quarter of fiscal 2027 in certain cases. The charges that the Company expects to incur are subject to a number of assumptions, including legal requirements in various jurisdictions, and actual expenses may differ materially from the estimates disclosed above.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to the expected benefits of and timing of completion of the restructuring plan and ability to improve operational efficiency, and the expected costs and charges associated therewith. Words such as “expects,” “intends,” “estimates,” “designed,” “considering,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to a number of factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the risk that there are impediments to our ability to execute the restructuring or related initiatives as currently contemplated; the risk that the restructuring costs and charges may be greater than anticipated; the risk of changes to the assumptions on which the estimated charges associated with the restructuring or related initiatives are based; the risk that the Company’s restructuring efforts may adversely affect its ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; the risk that the restructuring efforts may negatively impact the Company’s business operations and reputation with or ability to serve customers; the risk that the restructuring efforts may not generate their intended benefits, including operational efficiency and strategic alignment of resources to the extent or as quickly as anticipated; and other risks and uncertainties included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we may file with the Securities and Exchange Commission from time to time. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements included in this report represent our views as of the date of this report. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this filing.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release Issued by PagerDuty, Inc. dated August 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PagerDuty, Inc.

Date: August 27, 2026	By:	/s/ Christopher Ferro
	Name:	Christopher Ferro
	Title:	Chief Legal Officer & Secretary